Exhibit No. 10.17
Schedule of Participating Directors and Executive Officers
Armstrong World Industries, Inc. has entered into indemnification agreements with its directors including, Stan A. Askren, Jon A. Boscia, James J. Gaffney, Judith R. Haberkorn, James J. O’Connor and John J. Roberts; and certain of its officers including Michael D. Lockhart, F. Nicholas Grasberger, Stephen F. McNamara, Jeffrey D. Nickel, Frank J. Ready and William C. Rodruan.